UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2005

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-14841	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Stock Option and Compensation Committee (the “Compensation Committee”) of Franklin Electronic Publishers, Incorporated (the “Company”), which met on May 16, 2005 and adjourned to conclude its deliberations by consent on May 22, 2005, approved a Bonus Plan (the “Plan”) for the executive officers of the Company who will have served as executive officers of the Company or one of its subsidiaries or divisions during and at the end of the Company’s fiscal year ended March 31, 2006. Under the Plan, for the 2006 fiscal year, the Company will pay cash bonuses to those of the executive officers who remain in the Company’s employ. The incentive pool for the executive officers will consist of an amount equal to 10% of the Company’s consolidated pre-tax earnings and shall be distributed as follows: 4% of consolidated pre-tax earnings shall be paid to Barry Lipsky, President and Chief Executive Officer of the Company, with the remaining 6% of consolidated pre-tax earnings to be shared by the other executive officers in amounts not to exceed 2% of consolidated pre-tax earnings to any one participating executive officer as determined by the Compensation Committee on the recommendation by Mr. Lipsky.

The Compensation Committee also approved, pursuant to the Company’s executive officer Bonus Plan for the fiscal year ended March 31, 2005, a full description of which is disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 27, 2004, a bonus of $97,433 to Mr. Lipsky for the fiscal year ended March 31, 2005 and a bonus of $48,716 to Arnold D. Levitt, Senior Vice President and Chief Financial Officer of the Company for the fiscal year ended March 31, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: May 26, 2005	By:	/s/ Arnold D. Levitt
	Name:	Arnold D. Levitt
	Title:	Senior Vice President,
Chief Financial Officer